Exhibit 10.44
STOCK OPTION AGREEMENT
Phelps Dodge 2003 Stock Option and Restricted Stock Plan
     STOCK OPTION AGREEMENT, dated                      ___, ___, between PHELPS DODGE CORPORATION, a New York corporation (the “Corporation”), and                      (the “Employee”).
     The Compensation and Management Development Committee of the Board of Directors of the Corporation (such Committee, and any successor committee appointed by the Board of Directors of the Corporation to administer the Corporation’s 2003 Stock Option and Restricted Stock Plan (the “Plan”), is hereinafter referred to as the “Committee”) has granted to the Employee an option under the Plan to purchase Common Shares of the Corporation on the terms set forth below.
     To evidence the option so granted, and to set forth their terms and conditions as provided in the Plan, the Corporation and the Employee hereby agree as follows:
     1. Confirmation of Grant of Option; Option Price. The Corporation hereby evidences and confirms its grant to the Employee of (i) an option (the “Option”) to purchase ___ of the Corporation’s Common Shares at an option price of $____ per share. The Option granted hereby shall be subject to the provisions of the Plan. Capitalized terms used herein that are not defined in this Agreement shall have the meanings assigned to such terms in the Plan.
     2. Term for Exercise.
     (a) The Option shall become exercisable, subject to the provisions of this Section 2 and Sections 3 and 4 hereof, in installments of ___ Common Shares on the first anniversary of the date of grant of the Option, ___ Common Shares on the second anniversary and ___ Common Shares on the third anniversary. Unless an earlier expiration date is specified by this Agreement (or, if applicable, in Supplement A), the Option shall expire at 5:00 P.M., Arizona Mountain Standard Time (such time shall hereinafter be referred to as the “End of Business”), on the day after the tenth anniversary of the date on which the Option was granted (the “Termination Date”).
     (b) In addition to the provisions of Section 2(a) of the Agreement as set forth above, in the event a Participant’s employment with the Corporation, any Subsidiary, and any parent company or successor to the Corporation terminates after a Change of Control by reason of the Participant’s Retirement or by reason of a Qualifying Termination (as that term is defined in the Corporation’s Change of Control Agreements in existence at the time of the Change of Control even if the Participant has not entered into any such agreement) that occurs within two years after a Change of Control, the Option shall become exercisable, no later than the date of such termination, for the purchase of the full number of Common Shares specified in Section 1 above.
     3. Who May Exercise. During the Employee’s lifetime the Option may be exercised only by him. Each Participant having Nonqualified Stock Options may designate, on such forms as may be approved by the Corporation from time to time, a beneficiary or beneficiaries with respect to the Participant’s Nonqualified Stock Options should the Participant die prior to the exercise of the Participant’s Nonqualified Stock Options. To be effective, any beneficiary designation forms completed by a Participant must have been delivered to the Corporation. A Participant may change a beneficiary designation by executing and delivering to the Corporation a new beneficiary designation form. Upon receipt of such designation by the Corporation, such designation or change of designation shall be effective as of the date of the notice, regardless of whether the Participant is living at the time the notice is received by the Corporation. If the Employee dies while in the employ of the Corporation or one of its Subsidiaries, the Option may be exercised for the full number of Common Shares specified in Section 1 hereof less the number of Common Shares with respect to which the Option has previously been exercised, by the Employee’s estate, personal representative or beneficiary who acquired the right to exercise the Option by will or by the laws of descent and distribution, at any time prior to the End of Business on the earlier of the Termination Date or the fifth anniversary of the Employee’s death. If the Employee dies while he is no longer employed by the Corporation or a Subsidiary, his Options may be exercised for the full number of Common Shares as to which he could have exercised them on the date of his death, by his estate, personal representative or beneficiary who acquired the right to exercise the Option by will or by the laws of descent and distribution, at any time prior to the termination date provided by Section 4 hereof. Following the End of Business on the earlier of the Termination Date, the fifth anniversary of the Employee’s death or the termination date provided by Section 4, as the case may be, the Option shall expire.
     4. Exercise After Termination of Employment. If the Employee shall cease to be employed by the Corporation or a Subsidiary other than by reason of death, Disability (as defined in the Plan), Retirement (as defined in the Plan) or the Employee’s termination for Cause (as defined in the Plan), the Option shall remain exercisable, to the extent exercisable on the date of such termination, until the End of Business on the earlier of the Termination Date or the date which is one month after the day his employment ends. If the Employee’s employment shall terminate due to Disability or Retirement, the Option shall remain exercisable, to the extent exercisable on the date of the Employee’s termination of employment, until the End of Business on the earlier of the Termination Date or the fifth anniversary of the date of such termination of employment; provided, however, that, in the event the Employee’s employment with the Corporation terminates not earlier than six months from the Grant Date as a result of the Employee’s Disability or Retirement, unless the Employee retires prior to his Normal Retirement Date, as defined under the Phelps Dodge Retirement Plan (or any successor plan thereof) under conditions determined by the Committee to be adverse to the Corporation or the Employee does not sign a release of claims satisfactory to the Corporation, the Option shall become exercisable immediately prior to the End of Business on the date the Employee’s employment terminates for the purchase of the full number of Common Shares specified in Section 1 of the Agreement less the number of Common Shares with respect to which the Option has previously been exercised. If the Employee’s employment is terminated for Cause, all Options granted to the Employee which are then outstanding shall be forfeited as of the effective time of such termination but in no event later than the End of Business on such termination date. Any portion of the Option which is not exercisable on the date the Employee’s employment terminates for any reason other than death, Disability, or Retirement shall expire at the End of Business on such termination date. Any portion of the Option which did not expire on the date the Employee’s employment terminates and which is not exercised within the period established under this Section 4 shall expire following the End of Business on the last day on which the Option could have been exercised.
     5. Restrictions on Exercise. The Option may be exercised only with respect to full Common Shares. No fractional shares shall be issued. The Option may not be exercised in whole or part:
     (a) if any requisite approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options shall not have been secured or if, as determined by the Committee, a violation of any applicable securities law may result; or
     (b) unless the Common Shares subject to the Option shall be effectively listed on the New York Stock Exchange and registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which listing and registration may be upon official notice of issuance of such Common Shares.
     The Corporation may require that, as a condition to any exercise of the Option, the Employee represent to the Corporation in writing that he is acquiring the Common Shares subject to such exercise for his own account for investment only and not with a view to the distribution thereof.
     6. Manner of Exercise. To the extent the Option shall be exercisable in accordance with the terms hereof, and subject to the applicable law and regulations and such administrative regulations as the Committee may have adopted, the Option may be exercised in whole or from time to time in part by written notice to the Committee, (i) identifying the Option by Grant Date, the option price and whether or not the Agreement includes Supplement A, (ii) specifying the number of Common Shares with respect to which the Option is being exercised, and (iii) accompanied by full payment of the option price for such Common Shares (1) in United States dollars by personal check or cash, including an assignment of the right to receive cash proceeds of the sale of Common Shares subject to the Option, (2) in Common Shares of the Corporation owned by the Employee for at least three months prior to the day of exercise, represented by certificates duly endorsed to the Corporation or its nominee with any requisite transfer tax stamps attached, the market value of which shall be equal to the option price for the Common Shares with respect to which the Option is being exercised, or (3) in a combination of (1) and (2) above. The market value of any Common Shares delivered pursuant to the immediately preceding sentence shall be the mean of the high and low prices of such Common Shares on the Consolidated Trading Tape on the day of exercise or, if there was no such sale on such day, on the day next preceding the day of exercise on which there was a sale.
     For valuation purposes, the day of exercise of the Option shall be deemed to be the day on which notice, addressed to the Committee, either to exercise the Option in whole or in part by the payment of Common Shares (together with duly endorsed certificates as provided above and any other required payment) is received at the Corporation’s principal office, except that if such notice (together with certificates and other payment if required) is received on a Saturday or Sunday or on a holiday observed by the Corporation’s principal office, or after the End of Business on any other day, the day of exercise shall be deemed to be the next business day. “Written notice” shall include, without limitation, notice by telegram, telex, cable or telecopy facsimile.
     In the event that the Option shall be exercised by a person other than the Employee in accordance with the provisions of Section 3 hereof, such person shall furnish the Corporation with evidence satisfactory to it of his or her right to exercise the same and of payment or provision for payment of any estate, transfer, inheritance or death taxes payable with respect to the Option or with respect to any related Common Shares or payment. The Corporation may require the Employee or other person exercising the Option to furnish or execute such documents as the Corporation shall deem necessary to evidence such exercise, to determine whether registration is then required under the Securities Act of 1933, as amended, or to comply with or satisfy the requirements of the Exchange Act, or any other law.
     7. Nonassignability. Unless the Committee shall otherwise so specify by a supplement to this Agreement approved in connection with the award hereof or at any subsequent time, the Option shall not be assignable or transferable except by beneficiary designation, will or by the applicable laws of descent and distribution to the extent contemplated by Section 3 hereof. At the request of the Employee, Common Shares purchased on exercise of the Option may be issued or transferred in the name of the Employee and another person jointly with the right of survivorship, or in the name of a trust or other legal entity established to hold property for the benefit of the Employee or members of his immediate family.

     8. Rights as Stockholder. The Employee shall have no rights as a stockholder with respect to any Common Shares covered by the Option until the issuance of a certificate or certificates to him for such Common Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.
     9. Capital Adjustments. The number and price of the Common Shares covered by the Option shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Corporation’s Common Shares or any recapitalization of the Corporation. To the extent deemed equitable and appropriate by the Committee, subject to any required action by the stockholders of the Corporation, in any merger, consolidation, reorganization, liquidation, dissolution, or other similar transaction, the Option shall pertain to the securities and other property, if any, which a holder of the number of Common Shares covered by the Option would have been entitled to receive in connection with such event.
     10. Withholding.
     (a) The Corporation’s obligation to deliver Common Shares upon the exercise of the Option shall be subject to payment by the Employee of any amount required to be withheld with respect to such exercise pursuant to any applicable federal, state or local tax withholding requirements.
     (b) Unless this Agreement includes Supplement A (making it an incentive stock option), the Employee may elect to satisfy all or any part of his federal, state and local tax obligations (including, without limitation, FICA) with respect to such exercise by having the Corporation withhold from any Common Shares otherwise deliverable to him in connection with the exercise of the Option a number of Common Shares, or by delivering Common Shares already owned by the Employee, having a market value equal in amount to the obligations to be so satisfied. The market value of Common Shares withheld or delivered shall be the mean of the high and low prices of such Common Shares on the Consolidated Trading Tape on the day of exercise or, if there was no such sale on such day, on the next preceding day on which there was a sale.
     11. Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.
     12. Supplements. Attached hereto are the following supplements:

     Any such supplements so attached are incorporated herein and constitute a part of this Agreement as though set forth in full herein. Additional supplements may be added to this Agreement at a later date by the Committee; provided, however, that if any such additional supplement adversely affects the rights of the Employee under this Agreement, such supplement shall not be or become effective unless and until the Employee consents to its addition in writing. All capitalized terms used in such supplements without definition shall have the meaning determined under this Agreement.
     13. Predecessor Plans. The Employee hereby acknowledges and agrees that all of the Employee’s outstanding options that were granted pursuant to the Predecessor Plans (as defined in the Plan) shall hereafter become subject to the terms of this Agreement.
     IN WITNESS WHEREOF, the Corporation and the Employee have duly executed this Agreement as of the date set forth above.

PHELPS DODGE CORPORATION

By

Senior Vice President

Employee

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